UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2006

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7935 (Commission File Number)	95-1528961 (I.R.S. Employer Identification No.)
233 Kansas Street El Segundo, California (Address of principal executive offices)		90245 (Zip Code)

(310) 726-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD Disclosure

On June 8, 2006, International Rectifier Corporation (the “Company”) issued a press release announcing that the Company has withdrawn its previously announced private offering of convertible subordinated notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report is neither an offer to sell nor a solicitation of an offer to buy any of the convertible subordinated notes. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom.

The information in this Item 7.01 of this Current Report on Form 8-K, including the foregoing exhibit, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.         Financial Statements and Exhibits.

Exhibit Number	Document Description
99.1	Press release dated June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION
Date: June 8, 2006	By	/s/ Donald R. Dancer
Donald R. Dancer, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated June 8, 2006.